SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2007

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

333-114442

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 3, 2007, Domino’s Pizza, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with its Chief Executive Officer and Chairman, David A. Brandon. The Agreement becomes effective January 1, 2008 and has a three-year term through January 2011. The Agreement provides that Mr. Brandon will receive a base salary of $850,000 per year and will be eligible to receive an annual incentive bonus of up to 200% of his base salary under the terms and conditions of the Domino’s Senior Executive Annual Incentive Plan which ties the performance bonus to the Company’s achievement of targeted financial goals. In addition, Mr. Brandon and his spouse are entitled to medical benefits for their respective lifetime, at the expense of the Company, beginning at the time Mr. Brandon’s employment is terminated. Pursuant to the employment agreement, if Mr. Brandon is terminated by Domino’s without cause, he is entitled to a severance package of his existing salary for twenty-four months following termination.

Mr. Brandon will also receive, as approved by the Board of Directors, stock option grants of: (i) 200,000 shares on the first business day of 2008 with a three-year graded vesting period and a five year life; (ii) 125,000 shares on the first business day of 2009 with a two-year graded vesting period and a four year life; and (iii) 100,000 shares on the first business day of 2010 with a one-year cliff vesting period and a three year life. All such stock option grants shall be at a grant price equal to the closing price on the day of the grant. In addition, Mr. Brandon will receive, as approved by the Board of Directors, restricted stock grants of: (i) 75,000 shares on the first business day of 2008 with a three-year graded vesting period; (ii) 50,000 shares on the first business day of 2009 with a two-year graded vesting period; and (iii) 25,000 shares on the first business day of 2010 with a one-year cliff vesting period.

The Agreement provides that Mr. Brandon is entitled to thirty-five hours annually of personal use of the Company’s aircraft (the “Personal Use”). The Company shall also provide additional payments to Mr. Brandon for any taxes that are incurred by Mr. Brandon for such Personal Use. The Company will also amend the current Time Sharing Agreement between the Company and Mr. Brandon relating to the Company’s aircraft to incorporate the Personal Use provided for in the Agreement.

Item 9.01	Financial Statements and Exhibits.

10.01.	Amended and Restated Employment Agreement dated as of December 3, 2007 between Domino’s Pizza, Inc., Domino’s, Inc. and Domino’s Pizza LLC and David A. Brandon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: December 6, 2007

/s/ William E. Kapp
William E. Kapp
Chief Financial Officer

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